Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc. Wednesday, November 6, 2013		Chief Financial Officer (415) 384-3584
Mike McMahon Investor Relations (415) 384-3805

REDWOOD TRUST REPORTS THIRD QUARTER 2013 RESULTS

MILL VALLEY, CA – November 6, 2013 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the third quarter of 2013 of $22 million, or $0.25 per fully diluted share. This compares to net income of $66 million, or $0.71 per fully diluted share, for the second quarter of 2013, and net income of $40 million, or $0.48 per fully diluted share, for the third quarter of 2012.

Redwood also reported estimated REIT taxable income of $20 million, or $0.24 per share, for the third quarter of 2013. This compares to estimated REIT taxable income of $20 million, or $0.25 per share, for the second quarter of 2013 and REIT taxable income of $15 million, or $0.19 per share, for the third quarter of 2012.

At September 30, 2013, Redwood reported a book value per share of $14.65, as compared to $14.69 at June 30, 2013.

Additional information on Redwood’s business, financial results, and taxable income can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Quarterly Report on Form 10-Q with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file the Quarterly Report with the Securities and Exchange Commission by Thursday, November 7, 2013, and also make it available on Redwood’s website.

Redwood will host an earnings call tomorrow, November 7, 2013 at 5:30 am Pacific Time / 8:30 am Eastern Time to discuss its third quarter 2013 financial results. The number to dial in order to listen to the conference call is (877) 795-3648 in the U.S. and Canada. International callers must dial (719) 325-4886. Callers should reference call ID# 3513788. A replay of the call will be available through midnight on November 21, 2013, and can be accessed by dialing (877) 870-5176 in the U.S. and Canada or (858) 384-5517 internationally and entering access code 3513788. Live audio of the conference call will also be accessible over the internet at www.redwoodtrust.com, where a link to the call will be posted on Redwood’s home page. To listen to the call over the internet, go to the Redwood website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood’s website following the call.

Cautionary Statement: This press release and the related conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of taxable income and the filing of our Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
($ in millions, except share data)
	2013	2013	2013	2012	2012
Interest income	$58	$58	$54	$53	$60
Interest expense	(22)	(21)	(18)	(33)	(28)

Net interest income	36	36	35	20	31
(Provision for) reversal of provision for loan losses	(2)	3	(2)	(3)	(1)
Other market valuation adjustments, net	—	(6)	—	2	1

Net interest income after provision and other market valuation adjustments	34	33	33	19	31
Mortgage banking activities, net	(6)	59	46	21	12
Operating expenses	(22)	(24)	(20)	(18)	(17)
Realized gains, net	10	1	12	20	14
Benefit from (provision for) income taxes	5	(3)	(11)	—	(1)

Net Income	$22	$66	$61	$42	$40

Average diluted shares (thousands)	84,422	96,172	87,345	82,498	80,764
Diluted earnings per share	$0.25	$0.71	$0.69	$0.50	$0.48
Regular dividends declared per common share	$0.28	$0.28	$0.28	$0.25	$0.25

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)
($ in millions, except share data)	Nine Months Ended September 30,
	2013	2012
Interest income	$169	$178
Interest expense	(62)	(88)

Net interest income	107	90
Provision for loan losses	—	—
Other market valuation adjustments, net	(6)	—

Net interest income after provision and	100	90
other market valuation adjustments Mortgage banking activities, net	99	14
Operating expenses	(65)	(47)
Realized gains, net	23	35
Provision for income taxes	(9)	(1)

Net income	$148	$90

Average diluted shares (thousands)	93,234	80,176
Diluted earnings per share	$1.65	$1.09
Regular dividends declared per common share	$0.84	$0.75

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)	30-Sep 2013	30-Jun 2013	31-Mar 2013	31-Dec 2012	30-Sep 2012
($ in millions, except share data)
Residential loans	$2,593	$3,219	$2,965	$2,836	$3,495
Commercial loans	380	495	401	313	298
Real estate securities	1,325	1,314	1,231	1,109	1,313
Mortgage servicing rights	60	43	18	5	3
Cash and cash equivalents	205	208	79	81	39
Other assets	98	156	103	101	149

Total Assets	$4,660	$5,435	$4,797	$4,444	$5,297

Short-term debt	$838	$1,446	$721	$552	$522
Other liabilities	81	122	80	83	156
Asset-backed securities issued	2,062	2,214	2,365	2,529	3,429
Long-term debt	472	444	444	140	140

Total liabilities	3,452	4,226	3,609	3,304	4,247
Stockholders’ equity	1,207	1,209	1,188	1,140	1,050

Total Liabilities and Equity	$4,660	$5,435	$4,797	$4,444	$5,297

Shares outstanding at period end (thousands)	82,389	82,332	81,706	81,716	81,526
GAAP book value per share	$14.65	$14.69	$14.54	$13.95	$12.88

(1)	Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 6.

REDWOOD TRUST, INC.

The following tables show the estimated effect that Redwood (Parent) and our Consolidated Sequoia Entities had on GAAP income for the three and nine months ended September 30, 2013.

Consolidating Income Statement (1)
Three Months Ended September 30, 2013
($ in millions)	Redwood	Consolidated	Redwood
	(Parent)(2)	Sequoia Entities	Consolidated
Interest income	$41	$10	$51
Net discount (premium) amortization	9	(2)	7

Total interest income	50	8	58
Interest expense	(16)	(6)	(22)

Net interest income	34	2	36
Provision for loan losses	(1)	(1)	(2)
Other market valuation adjustments, net	1	—	—

Net interest income after provision and other market valuation adjustments	34	1	34
Mortgage banking activities, net	(6)	—	(6)
Operating expenses	(22)	—	(22)
Realized gains, net	10	—	10
Benefit from income taxes	5	—	5

Net Income	$21	$1	$22

Consolidating Income Statement (1)
Nine Months Ended September 30, 2013
($ in millions)	Redwood	Consolidated	Redwood
	(Parent)(2)	Sequoia Entities	Consolidated
Interest income	$115	$33	$148
Net discount (premium) amortization	27	(6)	21

Total interest income	142	27	169
Interest expense	(41)	(20)	(62)

Net interest income	101	6	107
(Provision for) reversal of provision for loan losses	(2)	2	—
Other market valuation adjustments, net	(6)	—	(6)

Net interest income after provision and other market valuation adjustments	92	8	100
Mortgage banking activities, net	99	—	99
Operating expenses	(65)	—	(65)
Realized gains, net	23	—	23
Provision for income taxes	(9)	—	(9)

Net Income	$140	$8	$148

(1)	Certain totals may not foot due to rounding.
(2)	The interest income and interest expense related to the residential resecuritization we engaged in during the third quarter of 2011 and the commercial securitization we engaged in during the fourth quarter of 2012 are included in Redwood (Parent).

REDWOOD TRUST, INC.

We present this table to highlight the estimated effect that Redwood (Parent) and our Consolidated Sequoia Entities had on our GAAP balance sheet at September 30, 2013.

Consolidating Balance Sheet (1)
September 30, 2013
($ in millions)	Redwood	Consolidated	Redwood
	(Parent)(2)	Sequoia Entities	Consolidated
Residential loans	$728	$1,865	$2,593
Commercial loans	380	—	380
Real estate securities	1,325	—	1,325
Mortgage servicing rights	60	—	60
Cash and cash equivalents	205	—	205

Total earning assets	2,697	1,865	4,562
Other assets	89	9	98

Total Assets	$2,786	$1,874	$4,660

Short-term debt	$838	$—	$838
Other liabilities	79	1	81
Asset-backed securities issued	271	1,791	2,062
Long-term debt	472	—	472

Total liabilities	1,660	1,792	3,452
Stockholders’ equity	1,126	82	1,207

Total Liabilities and Equity	$2,786	$1,874	$4,660

(1)	Certain totals may not foot due to rounding. Certain Sequoia securitization entities, the residential resecuritization we engaged in during the third quarter of 2011, and the commercial securitization we engaged in during the fourth quarter of 2012 are treated as secured borrowing transactions for GAAP and we are required under GAAP to consolidate the assets and liabilities of these securitization entities. The securitized assets and liabilities are legally not ours, and we own only the securities and interests that we acquired from these entities. The liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets.
(2)	The consolidating balance sheet presents the assets and liabilities of the residential resecuritization we engaged in during the third quarter of 2011 under Redwood (Parent), although these assets and liabilities are owned by the residential resecuritization entity and are legally not ours and we own only the securities and interests that we acquired from the residential resecuritization entity. At September 30, 2013, the residential resecuritization accounted for $276 million of real estate securities and other assets and $112 million of asset-backed securities issued and other liabilities. The consolidating balance sheet presents the assets and liabilities of the commercial securitization we engaged in during the fourth quarter of 2012 under Redwood (Parent), although these assets and liabilities are owned by the commercial securitization entity and are legally not ours and we own only the securities and interests that we acquired from the commercial securitization entity. At September 30, 2013, the commercial securitization accounted for $271 million of commercial loans and other assets and $159 million of asset-backed securities issued and other liabilities.